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                                                                    EXHIBIT 4.28

WHEN RECORDED, RETURN TO:

Fennemore Craig, P.C.
Attn: Sarah A. Strunk
3003 North Central Avenue
Suite 2600
Phoenix, AZ 85012-2913

                          BENEFICIARY'S DEED OF RELEASE
                                AND RECONVEYANCE

     WHEREAS, the undersigned is the Beneficiary under that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as October 17, 2005, executed by NORD RESOURCES CORPORATION, a Delaware corporation, as Trustor, in favor of AURAMET TRADING, LLC, a Delaware limited liability company, as Beneficiary and FIRST AMERICAN TITLE INSURANCE COMPANY, as Trustee, recorded on October 18, 2005, at Fee No. 051039985, Official Records of Cochise County, Arizona (the "Deed of Trust"); and

     WHEREAS, the indebtedness secured by the Deed of Trust has been fully paid.

     NOW, THEREFORE, for good and valuable consideration and pursuant to the provisions of Arizona Revised Statutes Section 33-707.A. which makes it unnecessary for the Trustee to join in this document, the undersigned hereby releases and reconveys, without covenant or warranty, express or implied, unto the parties legally entitled thereto, all right, title and interest which was heretofore acquired by the undersigned or the Trustee under the Deed of Trust.

DATED: November 7, 2005

                                        BENEFICIARY:

                                        AURAMET TRADING, LLC


                                        /s/ Justin M. Sullivan
                                        ----------------------------------------
                                        By Justine M. Sullivan
                                        Its Chief Operating Officer

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STATE OF New Jersey   )
                      ) ss.
COUNTY OF  Bergen     )

     The foregoing was acknowledged before me this 7th day of November, 2005, by Justin M. Sillivan, the Chief Operating Officer of Auramet Trading, LLC.


                                        /s/ Beth Anne Russo
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:
May 25, 2009